EXHIBIT 23.1

[LETTERHEAD OF BERRYDUNN]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Community Bancorp. of our report dated March 27, 2012, with respect to the consolidated financial statements of Community Bancorp. and Subsidiary included in the Annual Report on Form 10-K of Community Bancorp., for the year ended December 31, 2011, and to the reference to our firm under the caption “EXPERTS” in the prospectus included in the Registration Statement.

April 30, 2012

Portland, Maine

VT Reg. No. 92-0000278

/S/ Berry Dunn McNeil & Parker, LLC

Portland, Maine

Monday, April 30, 2012